UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2008

Superconductor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21074	77-0158076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111-2310
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (805) 690-4500

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

          On February 27, 2008, the transactions contemplated by our investment agreement (the "Agreement") with Hunchun BaoLi Communication Co. Ltd. ("BAOLI") closed and in exchange for $15 million in cash we issued to BAOLI and two related purchasers a total of (a) 3,101,361 shares of our common stock and (b) 611,523 shares of our Series A Preferred Stock (convertible into 6,115,230 shares of our common stock).

          We intend to use the proceeds of this investment for general working capital purposes.

          We issued the shares of our common stock and our Series A Preferred Stock in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933.

          The terms of the Series A Preferred Stock are set forth in the Certificate of Designations relating to the Series A Preferred Stock which is attached as Exhibit 3.1 to our Report on Form 8-K filed on November 15, 2007 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

          With the issuance of the Series A Preferred Stock, our ability to declare or pay dividends on shares of our common stock will be subject to the requirement that we pay an equivalent dividend on each outstanding share of Series A Preferred Stock (on an as converted basis). This restriction is set forth in the Certificate of Designations establishing the terms of the Series A Preferred Stock which is attached as Exhibit 3.1 to our Report on Form 8-K filed on November 15, 2007 and is incorporated herein by reference.

Item 8.01. Other Events.

          We continue to cooperate with BAOLI on the recently established Joint Venture to manufacture and market our SuperLink® interference elimination solution for the China market. As previously announced, our agreements provide that BAOLI will provide the manufacturing expertise and financing in exchange for 55 percent of the equity and we will provide an exclusive license in the China market of the enabling technology in exchange for 45 percent of the equity and a royalty on sales. Preliminary activities relating to the joint venture, including administrative and logistical matters, exploratory marketing initiatives, technical and market analysis and discussions with governmental officials continue to be addressed.

          The commencement of manufacturing and any actual sales by the joint venture, and the transfer of our technology to the joint venture, remain subject to success in these efforts and to a number of other conditions including certain critical approvals from the Chinese and United States governments. There continues to be no assurance that these conditions will be met, or that all required approvals (if obtained) will be obtained on a timely basis. Even if these conditions are met and the approvals received, the results from our joint venture will be subject to a number of significant risks associated with international operations and new ventures (which are similar to those involved in acquisitions), some of which are set out in our public filings, including in particular the Risk Factors included as Item 1A in our Annual Report on Form 10K.

Item 9.01. Financial Statements and Exhibits.

          Exhibit 99.1.      Press release dated March 4, 2008

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc. (Registrant)
March 4, 2008 (Date)	/s/ WILLIAM J. BUCHANAN William J. Buchanan Controller